Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

Amendment, dated as of June 2, 2008 (the “Amendment”) to the Agreement and Plan of Merger, dated as of March 21, 2008, by and among:

•	Marathon Acquisition Corp., a Delaware corporation (“MAQ”);

•	GSL Holdings, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Merger Subsidiary”);

•	Global Ship Lease, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”); and

•	CMA CGM S.A., a société anonyme organized under the laws of France (“CMA”).

RECITALS

WHEREAS, MAQ, Merger Subsidiary, the Company and CMA entered into the Merger Agreement on March 21, 2008 pursuant to which MAQ will merge with and into the Merger Subsidiary with the Merger Subsidiary continuing as the surviving company and the Company will then merge with and into the Merger Subsidiary with the Merger Subsidiary continuing as the surviving company in the merger;

WHEREAS, concurrent with and as a condition to the Closing, the Surviving Company and CMA, among other parties, will enter into, among other Transaction Agreements, a Registration Rights Agreement, and the Surviving Company, Marathon Founders, LLC and CMA will enter into a Stockholders’ Agreement, each dated as of the Closing; and

WHEREAS, in accordance with Section 11.10 of the Agreement, the parties to the Agreement desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Agreement.

2. Registration Rights Agreement. The parties agree that the form of Registration Rights Agreement attached as Exhibit A-1 to the Agreement and to be entered into by the Surviving Company and CMA and the other parties thereto as of the Closing shall be deleted in its entirety and replaced by the form of Registration Rights Agreement attached hereto as Exhibit A-1.

3. Stockholders’ Agreement. The parties agree that the form of Stockholders’ Agreement attached as Exhibit B to the Agreement and to be entered into by the Surviving Company, Marathon Founders LLC, a Delaware limited liability company, and CMA as of the Closing shall be deleted in its entirety and replaced by the form of Stockholders’ Agreement attached hereto as Exhibit B.

4. Continuing Effect; No Other Waivers or Amendments. Except as modified by this Amendment, the Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain unchanged and in full force and effect.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the Law of the State of New York, without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

MARATHON ACQUISITION CORP.

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Chairman and CEO

GSL HOLDINGS, INC.

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Chief Executive Officer

CMA CGM S.A.

By:	/s/ Jean-Yves Schapiro
Name:	Jean-Yves Schapiro
Title:	Executive Vice President, Finance & Control

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	CEO

GLOBAL SHIP LEASE, INC.

By:	/s/ Serge Corbel
Name:	Serge Corbel
Title:	Authorized Signatory

EXHIBIT A-1

REGISTRATION RIGHTS AGREEMENT

Exhibit A-1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the      day of                     , 2008, by and among: [GSL Holdings, Inc.], a Marshall Islands corporation (the “Company”), and each of the undersigned parties listed under Insiders on the signature page hereto (each, an “Insider” and collectively, the “Insiders”).

WHEREAS, pursuant to the mergers (the “Mergers”) contemplated by the Agreement and Plan of Merger, dated as of March 21, 2008, among the Company, Marathon Acquisition Corp., Global Ship Lease, Inc. and CMA CGM S.A. (“CMA”), (i) CMA holds shares of the Common Stock (as defined below) (“CMA Shares”), (ii) Marathon Investors, LLC holds warrants (“Sponsor Warrants”) to acquire the shares of the Common Stock (“Sponsor Warrant Shares”) and (iii) Marathon Founders, LLC and the other Insiders hold shares of the Common Stock (the “Founders Shares”);

WHEREAS, the Insiders and the Company desire to enter into this Agreement to provide the Insiders with certain rights relating to the registration of (i) the CMA Shares, (ii) the Founders Shares, (iii) the Sponsor Warrants, and (iv) the Sponsor Warrant Shares (collectively, the “Insider Securities”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the Mergers.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“CMA Shares” is defined in the recitals to this Agreement; provided, that any such CMA Shares shall cease to be CMA Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

“Common Stock” means common stock of the Company (including Class A Common Stock, Class B Common Stock and Class C Common Stock).

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Founder Shares” is defined in the recitals to this Agreement; provided, that any such Founders Shares shall cease to be Founder Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Insider” is defined in the preamble to this Agreement.

“Insider Indemnified Party” is defined in Section 4.1.

“Insider Securities” is defined in the recitals to this Agreement; provided, that any such Insider Securities shall cease to be Insider Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Insider Shares” means all CMA Shares, Founder Shares and Sponsor Warrant Shares to which this Agreement relates, regardless of whether such securities remain underlying other Insider Securities.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Permitted Transferee” is defined as (i) any officers, directors or employees of the Company; (ii) any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, or is a member of Marathon Founders, LLC, Marathon Investors, LLC or CMA, as the case may be, (iii) any recipient of the Insider Securities, as the case may be, transferred by operation of law to such recipient from an Insider or Permitted Transferee; (iv) any immediate family member (including a spouse, parent, child, grandchild, sibling, niece, nephew, first cousin, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law), whether related by blood, marriage or adoption, of the Insider (each an “Immediate Family Member”), provided that any transfer thereto is conducted for estate-planning purposes; and (v) any trust established solely for the benefit of the transferor and/or any Immediate Family Member.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form F-4 or Form F-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date that is twelve months after the consummation of the Business Combination.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means the shelf registration statement referred to in Section 2.3, to be filed on any Commission Securities Act registration form available at such time, as amended or supplement by any amended or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

“Sponsor Warrants” is defined in the recitals to this Agreement; provided, that any such Sponsor Warrants shall cease to be Sponsor Warrants when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Sponsor Warrant Shares” is defined in the recitals to this Agreement; provided, that any such Sponsor Warrant Shares shall cease to be Sponsor Warrant Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Triggering Holder” is defined in Section 2.1.1.

“Underwriter” means a securities dealer who purchases any Insider Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.	REGISTRATION RIGHTS.

2.1	Demand Registration.

2.1.1 General Request for Registration. At any time and from time to time on or after the Release Date, either (i) the holders of a majority-in-interest of, collectively, the Founder Shares and the Sponsor Warrant Shares beneficially held by the Insiders or the Permitted Transferees of the Insiders, regardless of whether, in the case of the Sponsor Warrant Shares, such Sponsor Warrant Shares remain underlying Sponsor Warrants or (ii) the holders of a majority-in-interest of the CMA Shares held by the Insiders and the Permitted Transferees of the Insiders (the holders triggering such registration are referred to as the “Triggering Holders”) may make a written demand for registration under the Securities Act of all or part of their Insider Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number and type of Insider Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Insider Securities of any demand pursuant to this Section 2.1.1 within five (5) Business Days, and each holder of Insider Securities who wishes to include all or a portion of such holder’s Insider Securities in such Demand Registration and is otherwise permitted to do so under this Agreement (each such holder including Insider Securities in such Demand Registration, a “Demanding Holder”) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Insider Securities included in the Demand Registration, subject to Section 2.1.4 and the provisions set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under clause (i) of this Section 2.1.1 or more than an aggregate of three (3) Demand Registrations under clause (ii) of this Section 2.1.1.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Insider Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) with respect to a Demand Registration, a majority-in-interest of the Triggering Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is otherwise terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Triggering Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Insider Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder’s Insider Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Insider Securities in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Insider Securities through such an underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Insider Securities which the Demanding Holders desire to sell taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company’s securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) first, in the case of a Demand Registration, the Insider Securities as to which the Demand Registration has been requested (pro rata in accordance with the number of Insider Shares (including Sponsor Warrant Shares underlying Sponsor Warrants) which such Demanding Holders have requested be included in such registration, regardless of the number of Insider Shares (including Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such Demanding Holders have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. In the case of a Demand Registration, if a majority-in-interest of the Triggering Holders disapprove of the terms of any underwriting or are not entitled to include all of their Insider Securities in any offering, such majority-in-interest of the Triggering Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement for the benefit of other Insiders. If the majority-in-interest of the Triggering Holders withdraws from a proposed offering relating to a Demand Registration in accordance with this Section 2.1.5, then such registration shall not count as a Demand Registration provided for in Section 2.1.1 hereof.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Insider Securities as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Insider Securities in such notice the opportunity to register the sale of such number and type of Insider Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Insider Securities to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Insider Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Insider Securities in accordance with the intended method(s) of distribution thereof. All holders of Insider Securities who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Insider Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Insider Securities hereunder, the Insider Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock and other securities, if any, including the Insider Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock (including Sponsor Warrant Shares underlying Sponsor Warrants) which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock or other securities (including Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Insider Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Insider Securities as to which registration has been requested under this Section 2.2 (pro rata in accordance with the number of Insider Shares (including Sponsor Warrant Shares underlying Sponsor Warrants) which each Insider or transferee thereof shall have requested to be included in such registration, without giving effect to any other Insider Securities to be included therein, regardless of the number of Insider Shares (including Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such Insider or transferee thereof shall have the right to request such inclusion); and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Securities.

2.2.3 Withdrawal. Any holder of Insider Securities may elect to withdraw such holder’s request for inclusion of Insider Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Insider Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Shelf Registration Statement. Subject to the restrictions set forth in the Stockholders Agreement dated as of the date hereof among the Company, CMA and Marathon Founders, LLC, the holders of Insider Securities may at any time and from time to time request in writing that the Company register the resale of any or all of such Insider Securities on a Shelf Registration Statement; provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Insider Securities and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Insider Securities, as the case may be, as are specified in such request, together with all or such portion of the Insider Securities of any other holder or holders joining in such request as are specified in a written request given within five (5) Business Days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: if the holders of the Insider Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Insider Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.	REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Insider Securities pursuant to Section 2, the Company shall use commercially reasonable efforts to effect the registration and sale of such Insider Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Insider Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder; provided, further, that the Insiders shall provide at least fifteen (15) Business Days notice of the date on which they wish the Company to prepare and file a Registration Statement with the Commission.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Insider Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Insider Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Insider Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Insider Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Insider Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Insider Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Insider Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. The Company shall use commercially reasonable efforts to (i) register or qualify the Insider Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Insider Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Insider Securities covered by the Registration Statement to be registered with or approved by such other State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Insider Securities included in such Registration Statement to consummate the disposition of such Insider Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5 or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Insider Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Insider Securities included in such registration statement. For the avoidance of doubt, the holders of Insider Securities may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines is not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No holder of Insider Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Insider Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Insider Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. Holders of Insider Securities shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters except as they may relate to such holders and their intended methods of distribution. Such holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Agreement. Each holder shall also furnish to the Company such information regarding itself, the Insider Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Insider Securities.

3.1.8 Records. The Company shall make available for inspection by the holders of Insider Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Insider Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Insider Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Insider Securities included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use commercially reasonable efforts to cause all Insider Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Insider Securities that are included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on a Shelf Registration Statement pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Insider Securities included in any registration shall immediately discontinue disposition of such Insider Securities pursuant to the Registration Statement covering such Insider Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Insider Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all customary costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on a Shelf Registration Statement effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Insider Securities, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Insider Securities, as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Insider Securities that are included in such registration (not to exceed, including the fees and disbursements to counsel in paragraph (ii) above, $20,000). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Insider Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Insider Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Insider Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Holder Obligations. No holder of Insider Securities may participate in any underwritten offering pursuant to this Agreement unless such holder (i) agrees to sell only such holder’s Insider Securities on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Insider and each other holder of Insider Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) an Insider and each other holder of Insider Securities (each, an “Insider Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Insider Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus or final Prospectus or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

4.2 Indemnification by Holders of Insider Securities. Each selling holder of Insider Securities will, with respect to any Registration Statement where Insider Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Insider Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Insider Securities which gave rise to such indemnification obligation.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Insider Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Insider Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.	UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Exchange Act and shall use its best efforts to take such further action as the holders of Insider Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Insider Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

6.	MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Insider Securities hereunder may be freely assigned or delegated by such holder of Insider Securities in conjunction with and to the extent of any permitted transfer of Insider Securities by any such holder in accordance with applicable law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Insider or holder of Insider Securities or of any assignee of the Insider or holder of Insider Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not a party hereto other than as expressly set forth in Section 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Marathon Acquisition Corp.

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Chief Executive Officer

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Cynthia M. Krus, Esq.

To an Insider, to the address set forth below such Insider’s name on the signature pages hereof.

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Cynthia M. Krus, Esq.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Insider or any other holder of Insider Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Insider Securities irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Insider Securities irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Insider Securities agree that service of process at each parties respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Insider in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

[GSL HOLDINGS, INC.]

By:
Name:
Title:

INSIDERS:

MARATHON INVESTORS, LLC

By:
Michael S. Gross Managing Member

Marathon Investors, LLC 500 Park Avenue, 5 th Floor New York, NY 10022

MARATHON FOUNDERS, LLC

By:
Michael S. Gross
Managing Member

Marathon Founders, LLC 500 Park Avenue, 5 th Floor New York, NY 10022

By:
Adam Aron

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

By:
Robert Sheft

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

By:
Irwin Simon

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

[Registration Rights Agreement]

By:
Michael S. Gross

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022
CMA CGM S.A.

By:
Name:
Title:

CMA CGM S.A. 4, quai d’Arenc 13235 Marseille cedex 02 FRANCE

[Registration Rights Agreement]

EXHIBIT B

STOCKHOLDERS’ AGREEMENT

Exhibit B

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT dated as of [•], 2008 (this “Agreement”) among GSL Holdings, Inc. (to be renamed Global Ship Lease, Inc.), a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), CMA CGM S.A., a société anonyme organized under the laws of France (“CMA”), and Marathon Founders, LLC, a Delaware limited liability company (“Marathon Founders” and, together with CMA, the “Stockholders”).

WHEREAS, pursuant to the merger contemplated by the Agreement and Plan of Merger, dated as of March 21, 2008 (the “Merger Agreement”), among the Company, Marathon Acquisition Corp., Global Ship Lease, Inc. and CMA, the Stockholders hold shares of Common Stock (as defined below); and

WHEREAS, the parties hereto desire to enter into certain agreements relating to the Company and the shares of Common Stock held by the Stockholders.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions herein, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person; provided, that for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of a Stockholder. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Purchase Agreement” means as defined in the Merger Agreement.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Change of Control” means “Change of Control” as defined in the Articles of Incorporation of the Company on the date hereof.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company (excluding any Class A Common Stock from the exercise of warrants held by Marathon Investors, LLC).

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C common stock, par value $0.01 per share, of the Company.

“Closing Date” means as defined in the Merger Agreement.

“Common Stock” means the common stock of the Company (including Class A Common Stock (excluding any Common Stock from the exercise of warrants held by Marathon Investors, LLC or any Common Stock received with respect to Marathon Acquisition Corp. securities purchased by any Stockholder or its Affiliates subsequent to the initial public offering of Marathon Acquisition Corp.), Class B Common Stock and Class C Common Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standstill Period” means the period beginning on the Closing Date and ending on the earlier of (i) the consummation of a Change of Control, and (ii) the fifth anniversary of the Closing Date.

“Subsidiary” means with respect to any Person, any other Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of the second Person’s board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

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Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

ARTICLE 2

STANDSTILL

SECTION 2.01. Standstill. Subject to the exceptions set forth in Section 2.02, during the Standstill Period, CMA shall not, and shall not permit its Affiliates to:

(a) acquire beneficial ownership of any shares of Common Stock or other equity securities of the Company (other than the shares of Common Stock acquired by CMA pursuant to the transactions contemplated by the Merger Agreement or pursuant to Section 2.02(a));

(b) “solicit”, or become a “participant” in any “solicitation” of, any “proxy” (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Common Stock in connection with any vote on the matters set forth in subsections (d) or (e) of this Section 2.01, or agree or announce its intention to vote with any Person undertaking a “solicitation” or grant any proxies with respect to any Common Stock to any Person with respect to such matters or deposit any Common Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(c) make any tender offer or exchange offer for any shares of Common Stock or other equity securities of the Company;

(d) make, or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger, other business combination or other extraordinary transaction involving the Company or any Subsidiary of the Company or the acquisition of any shares of Common Stock or other equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company;

(e) propose any changes to the size or members of the board of directors of the Company (the “Board”); or

(f) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock after the Closing Date.

SECTION 2.02. Standstill Exceptions. (a) Notwithstanding Section 2.01, CMA and its Affiliates may take any of the actions described in clauses (a) through (f) of Section 2.01, (i) during the period beginning on the date that (x) the Company or its shareholders receive an unsolicited bona fide tender offer or exchange offer from any Person (excluding CMA and its Affiliates) to acquire at least a majority of the outstanding shares of Common Stock, or (y) any Person (including the Company, but excluding CMA and its Affiliates) publicly announces a bona fide proposal or offer, or commences a proxy contest, to effect Change of Control, and in each case ending on the date that the Board delivers written notice to CMA that in the Board’s good faith determination such offer or proposal or proxy contest has concluded or been withdrawn, (ii) in response to or in connection with any vote, offer or other transaction contemplated in subsections (c) and (d) of Section 2.01 that has been approved by the Board and/or for which the Board has granted its recommendation, or (iii) with the Company’s prior consent.

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(b) The Company agrees that, if the Company adopts any stockholder rights plan during the Standstill Period, such stockholder rights plan will include the same exception as provided in Section 2.02(a).

ARTICLE 3

TRANSFER RESTRICTIONS

SECTION 3.01. Transfer of Common Stock. (a) Prior to the first anniversary of the Closing Date, each Stockholder shall not, and each Stockholder shall cause its Affiliates not to, Transfer any shares of Common Stock, other than (x) Transfers of up to 125,000 shares of Common Stock to directors and employees of CMA or its Affiliates (without any further restrictions on Transfer with respect to the shares of Common Stock held by such employees and directors), (y) Transfers to an Affiliate or Affiliates of such Stockholder which shall become party to this Agreement and (z) Transfers to a member of Marathon Founders which shall agree to the restrictions in this Agreement with respect to the shares of Common Stock transferred; provided that CMA and its Affiliates may Transfer (i) up to 4,094,600 shares of Class A Common Stock (other than any shares of Class A Common Stock received upon the conversion of any shares of Class C Common Stock) after the date that is 120 days after the Closing Date and (ii) on or after March 31, 2009 shares of Class A Common Stock to the extent that the proceeds of such Transfer would not be in excess of the amount of the Prepaid Amount (as such term is defined in the Asset Purchase Agreement) that CMA is obligated to return pursuant to Section 3.2(c) of the Asset Purchase Agreement.

(b) Purported Transfers that are not in compliance with Article 3 shall be of no force and effect.

SECTION 3.02. Legend. Each certificate evidencing shares of Common Stock of a Stockholder shall bear a legend in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED [•], 2008, AMONG GSL HOLDINGS, INC., CMA CGM S.A. AND MARATHON FOUNDERS, LLC, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF GSL HOLDINGS, INC.”

ARTICLE 4

MISCELLANEOUS

SECTION 4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or

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facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

if to the Company, to:

GSL Holdings, Inc.

10 Greycoat Place

London SW1P 1SB

Attention: Ian J. Webber

Tel: +44 (0) 20 7960 6340

Fax: + 44 (0) 20 7960 6012

with a copy to each of:

Marathon Founders, LLC

500 Park Avenue, Fifth Floor

New York, New York 10022

Attention: Michael S. Gross

Tel: (212) 993-1670

Fax: (212) 993-1679

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary L. Sellers, Esq.

       Edward J. Chung, Esq.

Tel: (212) 455-2000

Fax: (212) 455-2502

if to CMA, to:

CMA CGM S.A.

4, quai d’Arenc 13235

Marseille cedex 02

France

Attention: Jean-Yves Schapiro

Tel: + 33 (0) 4 88 91 90 00

Fax: +33 (0) 4 88 91 83 77

with a copy to:

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103

Attention: Antonios C. Backos, Esq.

Tel: (212) 506-5000

Fax: (212) 506-5151

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if to Marathon Founders, to:

Marathon Founders, LLC

500 Park Avenue, Fifth Floor

New York, New York 10022

Attention: Michael S. Gross

Tel: (212) 993-1670

Fax: (212) 993-1679

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary L. Sellers, Esq.

       Edward J. Chung, Esq.

Tel: (212) 455-2000

Fax: (212) 455-2502

SECTION 4.02. Amendments; Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 4.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 4.04. Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

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SECTION 4.05. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 4.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of New York.

SECTION 4.07. Jurisdiction; Enforcement. (a) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

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(b) By its execution and delivery of this Agreement, each of CMA and the Company (i) irrevocably designates and appoints CMA CGM (America) LLC (the “Agent”) as its authorized agent upon which process may be served in any proceeding arising out of or relating to this Agreement and (ii) agrees that service of process upon the agent shall be deemed, in every respect, effective service of process upon CMA or the Company, as applicable, in any such proceeding. Each of CMA and the Company further agrees, at its own expense, to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

SECTION 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 4.09. Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

SECTION 4.10. Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GSL HOLDINGS, INC.

By:
Name:
Title:

MARATHON FOUNDERS, LLC

By:
Name:
Title:

CMA CGM S.A.

By:
Name:
Title: